Exhibit 10.3

Employee Stock Option Agreement

CAREER EDUCATION CORPORATION

2008 INCENTIVE COMPENSATION PLAN

NON-QUALIFIED STOCK OPTION AGREEMENT

This STOCK OPTION AGREEMENT (this “Agreement”) dated             (the “Grant Date”) is by and between Career Education Corporation, a Delaware corporation (the “Company”), and             (the “Grantee”).

In accordance with Section 6 of the Career Education Corporation 2008 Incentive Compensation Plan, as amended (the “Plan”), and subject to the terms of the Plan and this Agreement, the Company hereby grants to the Grantee an option to purchase shares of common stock, par value $0.01 per share, of the Company (“Shares”) on the terms and conditions as set forth below (“Option”). The Option granted hereby is not intended to constitute an Incentive Stock Option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). All capitalized terms used but otherwise not defined herein shall have the meanings set forth in the Plan.

To evidence the Option and to set forth its terms, the Company and the Grantee agree as follows:

1. Grant. The Committee hereby grants the Option to the Grantee on the Grant Date for the purchase from the Company of all or any part of an aggregate of             Shares (subject to adjustment as provided in Section 4.2 of the Plan).

2. Option Price. The purchase price per Share purchasable under the Option shall be $            per Share (the “Option Price”) (subject to adjustment as provided in Section 4.2 of the Plan). The Option Price is equal to 100% of the Fair Market Value of one share of Common Stock on the Grant Date, as calculated under the Plan.

3. Term and Vesting of the Option. The Option Term shall expire on the tenth anniversary of the Grant Date. The Option shall vest and become exercisable             ([each such anniversary, a] “Vesting Date”); provided, however, that the Option shall only vest and become exercisable with respect to a whole number of Shares on each Vesting Date and the Company shall accordingly allocate such vesting across the Vesting Dates as evenly as possible. Except as otherwise provided herein, the Option may be exercised on or following the applicable Vesting Dates with respect to the vested portion, as long as such exercise occurs prior to the expiration of the Option as provided in this Agreement and the Plan.

Notwithstanding the foregoing provisions of this Section 3, and except as otherwise determined by the Committee, as provided in the Plan or as provided herein, any portion of the Option which is not vested (or otherwise not exercisable) at the time of the Grantee’s Termination of Service shall not become exercisable after such termination and shall be immediately cancelled and forfeited to the Company.

4. Exercisability. In the event the Grantee incurs a Termination of Service for any reason, the Grantee will have such rights with respect to the Option as are provided for in the Plan.

Employee Stock Option Agreement

5. Exercise of Option. On or after the date any portion of the Option becomes exercisable, but prior to the expiration of the Option in accordance with Sections 3 and 4 above, the portion of the Option that has become exercisable may be exercised in whole or in part by the Grantee (or, pursuant to Section 6, by his or her permitted successor) upon delivery of the following to the Company (or any Person designated by the Company):

(a) a written notice of exercise (which may include a notice made through any electronic system designated by the Company) which identifies this Agreement and states the number of whole Shares then being purchased; and

(b) any combination of cash (or by certified or personal check or wire transfer), and/or (i) with the approval of the Committee, Shares or Shares of Restricted Stock then owned by the Grantee in an amount having a combined Fair Market Value on the exercise date equal to the aggregate Option Price of the Shares then being purchased, or (ii) unless otherwise prohibited by law for either the Company or the Grantee, an irrevocable authorization of a third party to sell Shares acquired upon the exercise of the Option and promptly remit to the Company a sufficient portion of the sale proceeds to pay the entire Option Price and any tax withholdings resulting from such exercise.

Notwithstanding the foregoing, the Grantee (or any permitted successor) shall take whatever additional actions, including, without limitation, the furnishing of an opinion of counsel, and execute whatever additional documents the Company may, in its sole discretion, deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed by the Plan, this Agreement or applicable law.

No Shares shall be issued upon exercise of the Option until full payment has been made. Upon satisfaction of the conditions and requirements of this Section 5 and the Plan, the Company, in its sole discretion, shall either (a) credit the number of Shares for which the Option was exercised in a book entry on the records kept by the Company’s stockholder record keeper or (b) shall deliver to the Grantee (or his or her permitted successor) a certificate or certificates for the number of Shares in respect of which the Option shall have been exercised. Upon exercise of the Option (or a portion thereof), the Company shall have a reasonable time to issue shares or credit a book entry for the Common Stock for which the Option has been exercised, and the Grantee shall not be treated as a stockholder for any purpose whatsoever prior to such issuance or book entry. No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date such Common Stock is recorded as issued and transferred in the Company’s official stockholder records, except as otherwise provided in the Plan or this Agreement.

6. Limitation Upon Transfer. The Option and all rights granted hereunder shall not (a) be transferred by the Grantee, other than by will, by the laws of descent and distribution, or to a Permitted Transferee; (b) be otherwise assigned, pledged or hypothecated in any way; and (c) be subject to execution, attachment or similar process. Any attempt to transfer the Option, other than by will or by the laws of descent and distribution or to a Permitted Transferee, or to assign, pledge or hypothecate or otherwise dispose of the Option or of any rights granted hereunder contrary to the provisions hereof, or upon the levy of any attachment or similar process upon the Option or such rights, shall be void and unenforceable against the Company or any Subsidiary; provided, however, that the Grantee may designate a Beneficiary to receive benefits in the event of the Grantee’s death. The Option shall be exercised during the Grantee’s lifetime only by the Grantee, the Grantee’s guardian, the Grantee’s legal representative or a Permitted Transferee.

7. Change in Control. Upon a Change in Control, the Grantee will have such rights with respect to the Option as are provided for in the Plan.

Employee Stock Option Agreement

8. Effect of Amendment of Plan. No discontinuation, modification, or amendment of the Plan may, without the written consent of the Grantee, adversely affect the rights of the Grantee under the Option, except as otherwise provided under the Plan.

This Agreement may be amended as provided under the Plan, but no such amendment shall adversely affect the Grantee’s rights under the Agreement without the Grantee’s written consent, unless otherwise permitted by the Plan.

9. No Limitation on Rights of the Company. The grant of the Option shall not in any way affect the right or power of the Company to make adjustments, reclassifications, or changes in its capital or business structure or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets.

10. Rights as a Stockholder. The Grantee shall have the rights of a stockholder with respect to the Shares subject to the Option only upon becoming the holder of record of such Shares.

11. Compliance with Applicable Law. Notwithstanding anything herein to the contrary, the Company shall not be obligated to either (a) cause to be issued or delivered any certificates for Shares pursuant to the exercise of the Option, or (b) credit a book entry related to the shares issued pursuant to the exercise of the Option to be entered on the records of the Company’s stockholder record keeper, unless and until the Company is advised by its counsel that the issuance and delivery of such certificates or entry on the records, as applicable, is in compliance with all applicable laws, regulations of governmental authority, and the requirements of any exchange upon which Shares are traded. The Company may require, as a condition of the issuance and delivery of such certificates or entry on the records, as applicable, and in order to ensure compliance with such laws, regulations and requirements, that the Grantee make such covenants, agreements, and representations as the Company, in its sole discretion, considers necessary or desirable.

12. No Obligation to Exercise Option. The granting of the Option shall impose no obligation upon the Grantee to exercise the Option.

13. Agreement Not a Contract of Employment or Other Relationship. This Agreement is not a contract of employment, and the terms of employment of the Grantee or other relationship of the Grantee with the Company or its Subsidiaries shall not be affected in any way by this Agreement except as specifically provided herein. The execution of this Agreement shall not be construed as conferring any legal rights upon the Grantee for a continuation of an employment or other relationship with the Company or its Subsidiaries, nor shall it interfere with the right of the Company or its Subsidiaries to discharge the Grantee and to treat him or her without regard to the effect that such treatment might have upon him or her as a Grantee.

14. Withholding. If the Company is obligated to withhold an amount on account of any tax imposed as a result of the exercise of the Option, the Grantee shall be required to pay such amount to the Company, or make arrangements satisfactory to the Company regarding the payment of such amount, as provided in Section 17 of the Plan. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Grantee. The Grantee acknowledges and agrees that he or she is responsible for the tax consequences associated with the grant and exercise of the Option.

Employee Stock Option Agreement

15. Notices. Any communication or notice required or permitted to be given hereunder shall be in writing, and, if to the Company, to its principal place of business, attention: Secretary, and, if to the Grantee, to the address appearing on the records of the Company. Such communication or notice shall be delivered personally or sent by certified, registered, or express mail, postage prepaid, return receipt requested, or by a reputable overnight delivery service. Any such notice shall be deemed given when received by the intended recipient. Notwithstanding the foregoing, any notice required or permitted hereunder from the Company to the Grantee may be made by electronic means, including by electronic mail to the Company-maintained electronic mailbox of the Grantee, and the Grantee hereby consents to receive such notice by electronic delivery. To the extent permitted in an electronically delivered notice described in the previous sentence, the Grantee shall be permitted to respond to such notice or communication by way of a responsive electronic communication, including by electronic mail.

16. Governing Law. Except to the extent preempted by federal law, this Agreement shall be construed and enforced in accordance with, and governed by, the laws of the State of Delaware without regard to the principles thereof relating to the conflicts of laws.

17. Receipt of Plan. The Grantee acknowledges receipt of a copy of the Plan, and represents that the Grantee is familiar with the terms and provisions thereof, and hereby accepts the Option subject to all the terms and provisions of this Agreement and of the Plan. The Option is granted pursuant to the terms of the Plan, the terms of which are incorporated herein by reference, and the Option shall in all respects be interpreted in accordance with the Plan. The Committee shall interpret and construe the Plan and this Agreement, and its interpretation and determination shall be conclusive and binding upon the parties hereto and any other person claiming an interest hereunder, with respect to any issue arising hereunder or thereunder.

18. Restrictive Covenants. [The following shall be applicable to Non-California and Non-Attorney Grantees] In consideration of receiving the Option hereunder, and as a term and condition of the Grantee’s employment with the Company, the Grantee agrees to adhere to, and be bound by, the following restrictions. The Grantee hereby acknowledges that the Grantee’s job responsibilities give the Grantee access to confidential and proprietary information belonging to the Company and/or its subsidiaries, and that this and other confidential information to which the Grantee has access would be of value, and provide an unfair advantage, to a competitor in competing against the Company or its subsidiaries in any of the markets in which the Company or its subsidiaries maintains schools, provides on-line education classes or otherwise conducts business. The Grantee further acknowledges that the following restrictions will not cause the Grantee undue hardship. Consequently, the Grantee agrees that the restrictions below (the “Restrictive Covenants”) are reasonable and necessary to protect the Company’s and/or its subsidiaries’ legitimate business interests.

During the Grantee’s employment with the Company and/or any of its subsidiaries and continuing thereafter for the post-termination periods specified below, the Grantee will not, in any way, directly or indirectly, either for the Grantee or any other person or entity, whether paid or unpaid:

(a) For             months following Grantee’s voluntary resignation from Grantee’s employment with the Company or Grantee’s termination from employment by the Company for Cause, accept employment with, own, manage, operate, consult or provide expert services to

Employee Stock Option Agreement

any person or entity that competes with the Company or any of its subsidiaries in any capacity that involves any responsibilities or activities involving or relating to any Competing Educational Service, as defined herein. “Competing Educational Service” means any educational service that competes with the educational services provided by the Company and/or any of its subsidiaries, including but not limited to coursework in the areas of visual communication and design technologies; information technology; business studies; culinary arts; and health education, or any education service. The Grantee hereby acknowledges that the following organizations, among others, provide Competing Educational Services and, should the Grantee accept employment with, own, manage, operate, consult or provide expert services to any of these organizations, it would inevitably require the use and/or disclosure of confidential information belonging to the Company and/or its subsidiaries and would provide such organizations with an unfair business advantage over the Company: American Public Education, Inc., Apollo Group, Inc., Bridgepoint Education, Inc., Capella Education Company, Corinthian Colleges, Inc., DeVry, Inc., Education Management Corporation, EmbanetCompass, Grand Canyon Education Inc., ITT Educational Services Inc., Kaplan, Inc., Laureate Education, Inc., Learning Tree International Inc., Lincoln Education Services Corporation, National American University Holdings Inc., Strayer Education Inc., Universal Technical Institute Inc. and each of their respective subsidiaries, affiliates and successors. The Grantee further acknowledges that the Company and/or its subsidiaries provide career-oriented education through physical and web-based virtual campuses throughout the world and, therefore, it is impracticable to identify a limited, specific geographical scope for this Restrictive Covenant. If the Grantee is involuntarily terminated from employment with the Company for other than Cause, the Grantee will not be subject to any post-termination non-compete restriction under this Section 18(a).

(b) For             months following Grantee’s termination of employment with the Company for any reason, solicit, attempt to solicit, assist with the solicitation of, direct another to solicit, or otherwise entice any employee of the Company or any of its subsidiaries to leave his/her employment.

Should the Grantee breach the terms of these Restrictive Covenants, the Company reserves the right to enforce the terms herein in court and seek any and all remedies available to it in equity and law, and the Grantee agrees to pay the Company’s attorneys’ fees and costs should it succeed on its claim(s). Further, should the Grantee breach the terms of these Restrictive Covenants, the Grantee will forfeit any right to the Option or Shares issued hereunder, subject to the terms and conditions of the Plan, and the Grantee agrees to pay the Company’s attorneys’ fees and costs incurred in recovering the Option or Shares issued pursuant hereto.

It is the intention of the Grantee and the Company that in the event any of the covenants contained in these Restrictive Covenants are determined to be unreasonable and/or unenforceable with respect to scope, time or geographical coverage, the Grantee and the Company agree that such covenants may be modified and narrowed by a court, so as to provide the maximum legally enforceable protection of the Company’s and any of its subsidiaries’ interests as described in this Agreement.

[The following shall be applicable to California and Attorney Grantees] In consideration of receiving the Option hereunder, and as a term and condition of the Grantee’s employment with the Company, the Grantee agrees to adhere to, and be bound by, the following restrictions. The Grantee hereby acknowledges that the Grantee’s job responsibilities give the Grantee access to confidential and proprietary information belonging to the Company and/or its subsidiaries, and that this and other confidential information to which the Grantee has access would be of value,

Employee Stock Option Agreement

and provide an unfair advantage, to a competitor in competing against the Company or its subsidiaries in any of the markets in which the Company or its subsidiaries maintains schools, provides on-line education classes or otherwise conducts business. The Grantee further acknowledges that the following restrictions will not cause the Grantee undue hardship. Consequently, the Grantee agrees that the restrictions below (the “Restrictive Covenants”) are reasonable and necessary to protect the Company’s and/or its subsidiaries’ legitimate business interests.

During the Grantee’s employment with the Company and/or any of its subsidiaries and continuing thereafter for the post-termination periods specified below, the Grantee will not, in any way, directly or indirectly, either for the Grantee or any other person or entity, whether paid or unpaid:

(a) For             months following Grantee’s voluntary resignation from Grantee’s employment with the Company or Grantee’s termination from employment by the Company for Cause, accept employment with, own, manage, operate, consult or provide expert services to any person or entity that would require the use, disclosure or dissemination of confidential information belonging to the Company and/or its subsidiaries. If the Grantee is involuntarily terminated from employment with the Company for other than Cause, the Grantee will not be subject to any post-termination restrictive covenant under this Section 18(a).

(b) For             months following Grantee’s termination of employment with the Company for any reason, solicit, attempt to solicit, assist with the solicitation of, direct another to solicit, or otherwise entice any employee of the Company or any of its subsidiaries to leave his/her employment.

Should the Grantee breach the terms of these Restrictive Covenants, the Company reserves the right to enforce the terms herein in court and seek any and all remedies available to it in equity and law, and the Grantee agrees to pay the Company’s attorneys’ fees and costs should it succeed on its claim(s). Further, should the Grantee breach the terms of these Restrictive Covenants, the Grantee will forfeit any right to the Option or Shares issued hereunder, subject to the terms and conditions of the Plan, and the Grantee agrees to pay the Company’s attorneys’ fees and costs incurred in recovering the Option or Shares issued pursuant hereto.

It is the intention of the Grantee and the Company that in the event any of the covenants contained in these Restrictive Covenants are determined to be unreasonable and/or unenforceable with respect to scope, time or geographical coverage, the Grantee and the Company agree that such covenants may be modified and narrowed by a court, so as to provide the maximum legally enforceable protection of the Company’s and any of its subsidiaries’ interests as described in this Agreement.

19. Condition to Return Signed Agreement. This Agreement shall be null and void unless the Grantee indicates his or her acceptance of the Option and this Agreement by signing, dating, and returning this Agreement to the Company on or before             .

20. Other Terms and Conditions. The foregoing does not modify or amend any terms of the Plan. To the extent any provisions of the Agreement are inconsistent or in conflict with any terms or provisions of the Plan, the Plan shall govern.

[Signature Page Follows]

Employee Stock Option Agreement

IN WITNESS WHEREOF, this Agreement has been duly executed as of the day and year first written above.

CAREER EDUCATION CORPORATION

By:
Name:
Title:

ACCEPTANCE (OR REJECTION) OF AWARD BY GRANTEE

The undersigned, the Grantee, hereby: (select one of the options below)

ACCEPTS the award of the Option as set forth in this Agreement and agrees to be bound by the terms and conditions of this Agreement and the Plan.

REJECTS the award of the Option contemplated by this Agreement and forfeits all rights relating thereto. Please note that a rejection of this award has no impact on any other award of options, restricted stock or restricted stock units you have previously received, including any restrictive covenants you are subject to pursuant to the agreement(s) governing your previous awards.

Date:
(Signature of Grantee)
Print Name:

Please sign and return your signed copy of this Stock Option Agreement by [            ], to [            ] at CEC corporate via pdf, fax or inter-office mail ([insert email address] or [insert fax #] (fax)). Failure to do so will result in forfeiture of the award. Please retain a copy of this signed Stock Option Agreement for your records.